[Vinson & Elkins letterhead] ATTORNEYS AT LAW	VINSON & ELKINS L.L.P. 2300 FIRST CITY TOWER 1001 FANNIN STREET HOUSTON, TEXAS 77002-6760 TELEPHONE (713) 758-2222 FAX (713) 758-2346 www.velaw.com

February 10, 2005

Huntsman Corporation
500 Huntsman Way
Salt Lake City, Utah 84108

Ladies and Gentlemen:

        We have acted as counsel for Huntsman Corporation, a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the filing of a Registration Statement on Form S-1 (the "Rule 462(b) Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Rule 462(b) under the Securities Act, which relates to the Registration Statement on Form S-1 (File No. 333-120749), initially filed by the Company on November 24, 2004 (as amended and declared effective by the Securities and Exchange Commission on February 10, 2005, the "Registration Statement"). The Rule 462(b) Registration Statement covers the registration of up to 5,227,273 shares (including shares that may be sold pursuant to the exercise of the underwriters' over-allotment option) of common stock, par value $.01 per share, of the Company (the "Shares").

        In connection with this opinion, we have assumed that the Shares will be issued and sold in the manner described in the Registration Statement and the prospectus incorporated by reference therein.

        In connection with the opinion expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement and the Rule 462(b) Registration Statement, (iii) the Registration Statement, (iv) the Rule 462(b) Registration Statement and (v) the form of underwriting agreement relating to the Shares in the form filed as an exhibit to the Registration Statement and approved by the Board of Directors of the Company (the "Underwriting Agreement"). We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

        Based upon the foregoing, we are of the opinion that:

  (a)
  with respect to the Shares to be issued or sold by the Company, when such Shares have been delivered in accordance with the definitive Underwriting Agreement and upon payment of the consideration therefor provided for therein (not less than the par value of the Shares), such Shares will be duly authorized, validly issued, fully paid and nonassessable; and

  (b)
  such Shares proposed to be sold by the selling stockholder named in the Registration Statement, upon the consummation of the Reorganization Transaction (as defined in the Registration Statement), will be duly authorized, validly issued, fully paid and nonassessable.

        This opinion is limited in all respects to the Constitution of the State of Delaware and the Delaware General Corporation Law, as interpreted by the courts of the State of Delaware and of the United States.

        We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and the regulations of the Securities and Exchange Commission issued thereunder.

                                                                                                      Very truly yours,

                                                                                                      /s/ Vinson & Elkins L.L.P.